As filed with the Securities and Exchange Commission on August 16, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRIMAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	38-2687639
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

39400 Woodward Avenue, Suite 130

Bloomfield Hills, Michigan 48304

(Address of Principal Executive Offices) (Zip Code)

TRIMAS CORPORATION DIRECTOR

RETAINER SHARE ELECTION PROGRAM

(Full title of the plan)

Joshua A. Sherbin

Vice President, General Counsel and Corporate Secretary

TriMas Corporation

39400 Woodward Avenue, Suite 130

Bloomfield Hills, Michigan 48304

Telephone: (248) 631-5497

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, par value $0.01 per share	100,000	$37.73	$3,773,000	$514.64

(1)	Estimated solely for calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act of 1933 (the “Securities Act”) on the basis of the average of the high and low prices of the Common Stock on the NASDAQ Global Select Market on August 9, 2013, within five business days prior to filing.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act. In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”) are hereby incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K (File No. 001-10716) for the year ended December 31, 2012, filed with the Commission on February 26, 2013;

(b)	The Registrant’s Quarterly Reports on Form 10-Q (File No. 001-10716) for the quarterly period ended March 31, 2013, filed with the Commission on April 25, 2013, and for the quarterly period ended June 30, 2013, filed with the Commission on July 25, 2013;

(c)	The Registrant’s Current Reports on Form 8-K (File No. 001-10716), filed with the Commission on January 11, 2013, February 25, 2013, March 5, 2013, March 6, 2013, March 14, 2013, March 28, 2013, May 14, 2013 and August 5, 2013; and

(d)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-17285), filed with the Commission on August 21, 2009.

In addition, all documents the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) as the same exists or may hereafter be amended, inter alia, provides that a Delaware corporation may indemnify any person who was, or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful.

Section 145 of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the corporation’s best interests, except that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation.

Where a present or former director or officer has been successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify the person against the expenses (including attorney’s fees) actually and reasonably incurred by such person in connection therewith.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Article 8 of the Registrant’s certificate of incorporation provides that each person who was or is made a party to (or is threatened to be made a party to) or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was one of the Registrant’s directors or officers shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the DGCL against all expenses, liability and loss (including without limitation attorneys’ fees, judgments, fines and amounts paid in settlement) reasonably incurred by such person in connection therewith. The rights conferred by Article 8 are contractual rights and include the right to be paid by the Registrant the expenses incurred in defending such action, suit or proceeding in advance of the final disposition thereof.

Article 7 of the Registrant’s certificate of incorporation provides that, to the extent permitted by Section 102(b)(7) of the DGCL, the Registrant’s directors will not be personally liable to the Registrant or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to the Registrant or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions or (d) for transactions from which a director derives improper personal benefit.

The Registrant’s directors and officers are covered by insurance policies indemnifying them against certain civil liabilities, including liabilities under the federal securities laws (other than liability under Section 16(b) of the Exchange Act), which might be incurred by them in such capacities. The Registrant has entered into indemnity agreements with its directors and certain of its executive officers for the indemnification and advancement of expenses to these persons. The Registrant believes that these provisions and agreements are necessary to attract and retain qualified directors and executive officers. The Registrant also intends to enter into these agreements with its future directors and certain of its executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description

4.1(a)	Fourth Amended and Restated Certificate of Incorporation of TriMas Corporation.

4.2(b)	Second Amended and Restated Bylaws of TriMas Corporation.

5.1	Opinion of Jones Day.

23.1	Consent of KPMG LLP, independent registered public accounting firm.

23.2	Consent of Jones Day (contained in its opinion filed as Exhibit 5.1 hereto).

(a)	Incorporated by reference to Exhibit 3.1 filed with the Registrant’s Quarterly Report on Form 10-Q (File No. 001-10716), filed on August 3, 2007.

(b)	Incorporated by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K (File No. 001-10716), filed on February 18, 2011.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on August 16, 2013.

TRIMAS CORPORATION:

By:	/s/ David M. Wathen
David M. Wathen, C.E.O. & President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ David M. Wathen David M. Wathen	Chief Executive Officer, President and Director	August 16, 2013

/s/ A. Mark Zeffiro A. Mark Zeffiro	Chief Financial Officer	August 16, 2013

/s/ Paul A. Swart Paul A. Swart	Controller and Chief Accounting Officer	August 16, 2013

/s/ Samuel Valenti III Samuel Valenti III	Chairman of the Board of Directors	August 16, 2013

/s/ Marshall A. Cohen Marshall A. Cohen	Director	August 16, 2013

/s/ Richard M. Gabrys Richard M. Gabrys	Director	August 16, 2013

/s/ Eugene A. Miller Eugene A. Miller	Director	August 16, 2013

/s/ Daniel P. Tredwell Daniel P. Tredwell	Director	August 16, 2013

EXHIBIT INDEX

Exhibit No.	Description

4.1(a)	Fourth Amended and Restated Certificate of Incorporation of TriMas Corporation.

4.2(b)	Second Amended and Restated Bylaws of TriMas Corporation.

5.1	Opinion of Jones Day.

23.1	Consent of KPMG LLP, independent registered public accounting firm.

23.2	Consent of Jones Day (contained in its opinion filed as Exhibit 5.1 hereto).

(a)	Incorporated by reference to Exhibit 3.1 filed with the Registrant’s Quarterly Report on Form 10-Q (File No. 001-10716), filed on August 3, 2007.

(b)	Incorporated by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K (File No. 001-10716), filed on February 18, 2011.